UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Route 1 South Building F, Suite 320 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2023, Outlook Therapeutics, Inc. (the “Company”) entered into an at-the-market-sales agreement (the “Sales Agreement”) with BTIG, LLC (“BTIG”), pursuant to which the Company may issue and sell shares of its common stock, $0.01 par value per share (“Common Stock”), from time to time through BTIG as sales agent and/or principal having an aggregate offering price of up to $100,000,000 (the “Shares”).

The offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-254778), which was declared effective by the Securities and Exchange Commission (the “Commission”) on April 1, 2021. The Company will file a prospectus supplement, dated May 16, 2023, with the Commission relating to the Shares.

BTIG may sell the Shares by any method that is deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on The Nasdaq Capital Market or any other existing trading market for the Common Stock. BTIG may also sell Shares under the Sales Agreement in privately negotiated transactions with the Company’s consent, and in block transactions. BTIG will use commercially reasonable efforts to sell the Common Stock under the Sales Agreement from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company is not obligated to make any sales of Common Stock under the Sales Agreement.

The Sales Agreement contains customary representations, warranties, and agreements by the Company, and customary indemnification rights and obligations of the parties. The Company will pay BTIG a commission equal to 3% of the aggregate gross proceeds of any sale of Shares under the Sales Agreement. In addition, the Company has agreed to reimburse certain legal expenses and fees incurred by BTIG in connection with the transactions contemplated by the Sales Agreement, in an amount not to exceed (A) $65,000 in connection with the execution of the Sales Agreement and (B) up to $6,500 in connection with each Representation Date (as defined in the Sales Agreement).

The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Cooley LLP relating to the Common Stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock nor shall there be any offer, solicitation or sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Sales Agreement, the Company terminated, effective May 15, 2023, its at-the-market offering agreement, dated as of March 26, 2021 (the “Prior Sales Agreement”) with H.C. Wainwright & Co. with respect to an at-the-market offering program under which the Company could offer and sell, from time to time at its sole discretion, shares of its Common Stock having an aggregate offering price of up to $40,000,000 (the “Prior ATM Program”). As a result of the termination of the Prior Sales Agreement, the Company will not offer or sell any additional shares under the Prior ATM Program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Cooley LLP
10.1	At-the-market-sales agreement between the Company and BTIG, LLC dated May 16, 2023
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: May 16, 2023	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer